SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) - February 21, 2002


                              IEC Electronics Corp.
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             (Exact name of Registrant as Specified in its Charter)


                                    Delaware
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                 (State or other jurisdiction of Incorporation)

                    0-6508                      13-3458955
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           (Commission File Number) (IRS Employer Identification No.)

                    105 Norton Street, Newark, New York 14513
                    (Address of Principal Executive Offices)

                                 (315) 331-7742
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              (Registrant's Telephone Number, including Area Code)

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Item 5.           Other Events and Regulation FD Disclosure
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                  IEC Electronics Corp. v. Acterna Corporation
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                  On November 16, 2001, the Company commenced an action in New
York State Supreme Court against Acterna Corporation ("Acterna"). The complaint asserts claims for unpaid invoices and breach of contract for which the Company seeks approximately $7.0 million. On January 18, 2002, Acterna served an answer which consisted of a general denial and various affirmative defenses.

                  The Company moved for summary judgment, and oral arguments were heard on February 13, 2002. In a decision dated February 21, 2002, the Court granted that portion of the Company's motion for summary judgment that related to claims for unpaid invoices and awarded the Company summary judgment in the amount of $1,580,077.13.

                  The portion of the motion for summary judgment that related to breach of contract was denied. A settlement conference with the Court to attempt to resolve the breach of contract issues has been scheduled for March 5, 2002. If the conference fails to produce a settlement, the Company intends to vigorously prosecute the contract claim which management believes to be meritorious.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           IEC Electronics Corp.
                                  ---------------------------------------------
                                           (Registrant)

Date:  February 22, 2002                   By: /s/ Richard L. Weiss
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                                           Richard L. Weiss
                                           Vice President, Chief Financial
                                           Officer & Treasurer